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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):  May 1, 2001
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                          The Williams Companies, Inc.
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             (Exact name of registrant as specified in its charter)



    Delaware                       1-4174                        73-0569878
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(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)



One Williams Center, Tulsa, Oklahoma                              74172
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 (Address of principal executive offices)                       (Zip Code)



        Registrant's telephone number, including area code: 918/573-2000
                                                            ------------



                                 Not Applicable
          (Former name or former address, if changed since last report)



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Item 9.    Regulation FD Disclosure.

         On May 1, 2001, outside individuals were mistakenly connected by a conference call vendor to a telephonic meeting of the Board of Directors of The Williams Companies, Inc. ("Williams"). Before this error was discovered, officers of Williams stated that the Board meeting had been called to consider Williams' potential proposal to acquire Barrett Resources Corporation ("Barrett"). Because their presence on the call was not known, the disclosure of the purpose of the meeting to these outside individuals was non-intentional. No terms of any potential proposal were disclosed, nor was any action of the Board of Directors disclosed. In response to an unsolicited tender offer from Shell Oil Company, Barrett previously announced that it is conducting a process for seeking strategic alternatives.

         Due to the non-intentional nature of this disclosure, Williams does not intend to update this disclosure.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    THE WILLIAMS COMPANIES, INC.




Date: May 1, 2001                   /s/ Suzanne H. Costin
                                    ------------------------------------------
                                    Name:  Suzanne H. Costin
                                    Title: Corporate Secretary



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